EXHIBIT 10.4
Promissory Note

$414,000.00	January 9, 2009
     For Value Received, the undersigned AWARE DEVELOPMENT COMPANY, INC., a California corporation (“Borrower”), promises to pay to the order of SPT REAL ESTATE FINANCE, LLC, a Delaware limited liability company (“Lender”) (the legal holder from time to time of this Note, including Lender as the initial holder, hereinafter referred to as “Lender”), at the office of Lender at 8951 Research Drive, Irvine, California 92618, or at such other place or places as Lender from time to time may designate in writing, the principal sum of Four Hundred Fourteen Thousand and No/100 Dollars ($414,000.00) or such lesser amount thereof as shall be outstanding from time to time (the “Principal Amount”), and shall bear interest at the rate of twenty-eight percent (28.00%) per annum, on the outstanding principal balance hereunder from time to time, from and after the date hereof and through the “Maturity Date” (as defined below), pursuant to and in accordance with the terms hereof. This Note is made and entered into pursuant to, and is secured by, that certain Collateral Assignment and Pledge of Note, Deed of Trust and Loan Documents by and between Borrower and Lender of even date herewith (the “Pledge Agreement”). This Note, the Pledge Agreement and all other documents securing, evidencing or relating to the Loan may be collectively referred to herein as the “Loan Documents.”
     Interest shall accrue on the outstanding balance hereof from and after the date hereof, at the rate specified herein, through July 9, 2009 (the “Maturity Date”), unless sooner repaid in full. Borrower shall pay all sums outstanding hereunder, including all principal and accrued and unpaid interest, on or before the Maturity Date. Notwithstanding anything to the contrary herein, interest shall be computed, for any partial month during which principal is outstanding, on the basis of a 365 day year, for actual days elapsed while principal is outstanding. Each payment under this Note shall be credited first against accrued and unpaid interest, then against other amounts advanced or incurred hereunder other than principal, and then against principal. Principal and interest shall be payable in lawful money of the United States of America.
     This Note may not be prepaid in whole or in part at any time under any circumstances, except in connection with a payoff of the “Vineyard Note” (as defined in the Pledge Agreement) in accordance with the Pledge Agreement.
     If any payment of principal or interest under this Note shall not be made when due, a late charge of six percent (6%) of the overdue amount shall be immediately due and payable to Lender for the purpose of defraying the expenses incident to handling such delinquent payments. Such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrower to make timely payments. The parties further agree that proof of actual damages would be costly or inconvenient. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Note or from exercising any of the other rights and remedies of Lender. In furtherance of the foregoing, Borrower hereby waives the notice requirements of Section 2954.5 of the California Civil Code if the same are applicable to this Note. All such Default Rate interest and late charges shall be assessed automatically by Lender without notice to Borrower, and any failure to invoice Borrower therefor shall not be deemed waiver thereof.
Borrower’s Initials: JF

     Any failure to pay any amount due hereunder, including payment of all amounts due hereunder at the Maturity Date, or any failure to comply with any non-monetary obligation within ten (10) days after notice thereof, shall constitute an immediate “Event of Default”. Without limiting the generality of the foregoing, if an Event of Default occurs, then the Lender may, at its option, without further notice to or demand upon Borrower, declare immediately due and payable the entire principal balance hereof together with all accrued and unpaid interest thereon, plus any other amounts then owing pursuant to this Note, whereupon the same shall be immediately due and payable. This option may be exercised at any time after any Event of Default has occurred and is continuing, and the acceptance of one or more payments from any person thereafter shall not constitute a waiver of this option of Lender.
     If any Event of Default occurs, Borrower and its successors and assigns promise to pay all reasonable costs and expenses, including without limitation all attorneys’ fees and costs, incurred by the Lender hereof in collecting or attempting to collect the indebtedness under this Note, whether or not any action or proceeding is commenced.
     Borrower covenants, represents and warrants that the proceeds of the loan evidenced by this Note (the “Loan”) are intended to be used, and will at all times be used by Borrower exclusively for commercial, investment or other business purposes and not for personal, family or household purposes. Borrower further represents and warrants that (a) it is a sophisticated investor within the meaning of Section 25102(f) of the California Corporations Code, (b) it is represented by counsel and has read and understood the provisions of this Note and (c) one or more of its directors, officers and controlling persons has a preexisting personal or business relationship with one or more of the directors, officers and controlling persons of Lender. Borrower further acknowledges and agrees that Lender would not enter into the loan evidenced by this Note without the foregoing covenants, representations and warranties.
     If any provisions hereof are for any reason and to any extent, invalid or unenforceable, then neither the remainder of the document in which such provision is contained, nor the application of the provision to other persons, entities or circumstances, nor any other document referred to herein, shall be affected thereby, but instead shall be enforceable to the maximum extent permitted by law.
     In the event the interest provisions hereof or any payments of interest (or any other payments deemed under applicable law to be interest) provided for herein shall result for any reason at any time in an effective rate of interest which transcends the limits of applicable law all sums in excess of the amount permitted by applicable law, shall be deemed applied to the Principal Amount immediately upon receipt of such monies by Lender, with the same force and effect as though Borrower had specifically designated such excess amounts to be so applied to the Principal Amount and Lender had agreed to accept such extra payment(s) as a premium-free prepayment. Any other provision of any of the Loan Documents to the contrary notwithstanding, in no event shall any payment under any of the Loan Documents exceed the limits imposed by applicable law for the use or detention of money or for forbearance in seeking its collection. In addition to the foregoing, Lender may at its sole option, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment as an expense, fee or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof from the calculation of interest for usury purposes; (c) spread the total amount of interest throughout the entire term of this Note so that the interest rate payable on this Note is uniform throughout the entire term of this Note; or (d) refund any amount which may be deemed to be interest in excess of the maximum rate permitted by applicable law.
     No single or partial exercise of any power hereunder or under any other Loan Document, shall preclude any other and further exercise thereof or the exercise of any other power or remedy at law or in equity. In circumstances where Lender is entitled to exercise its remedies to realize upon the Collateral (as defined in the Pledge Agreement, Lender shall have the right to proceed against any portion of the Collateral in such order and in such manner as Lender may deem fit, without waiving any rights with respect to any other portion of the Collateral. No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. Borrower agrees that Lender’s acceptance of any partial payment of any sums due under this Note or under any other Loan Documents or Lender’s omission or delay in exercising any right it may have hereunder or otherwise, shall not constitute a cure of Borrower’s default in making the full payment due, an accord and satisfaction of any such obligation, or a waiver of any rights and remedies of Lender whatsoever in connection therewith.
     Borrower and any endorsers or guarantors and all other persons liable or to become liable on this Note: (a) except as specifically provided otherwise in any of the Loan Documents, waive presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, and, to the fullest extent permitted by applicable law, all other statutory requirements of notice or demand; (b) consent to any and all renewals and extensions in the time of payment hereof; (c) agree that at any time and from time to time without notice, the terms of payment herein may be modified or the Collateral released in whole or in part, or increased, changed or exchanged by agreement between Lender and any owner of the Collateral without in anywise affecting the liability of any party to this Note or any person liable or to become liable with respect to any indebtedness evidenced hereby; and (d) waive, to the fullest extent permitted by applicable law, the right to plead any and all statutes of limitations as a defense to any demand on this Note, or any guaranty hereof, or any agreement to pay the same, or any and all obligations or liabilities arising out of or in connection with this Note or the other Loan Documents.
Borrower’s Initials: JF
     This Note shall be governed by and construed in accordance with the laws of the State of California. The obligations of Borrower under this Note shall be binding upon the undersigned and its successors, trustees, representatives, administrators, heirs, and assigns.
     This Note, together with the other Loan Documents, constitute the entire agreement between Borrower and Lender with respect to the loan evidenced and secured by the Loan Documents. All understandings and agreements, oral or written, shall be deemed merged into the Loan Documents, which, taken together, shall alone fully and completely express the agreement between the parties with respect to the loan evidenced and secured by the Loan Documents.

     IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed the day and year first above written.

Borrower: AWARE DEVELOPMENT COMPANY, INC., a California corporation
By	/s/ John D. Ford, Jr.

Attorney-in-Fact
(Print Name and Title)